Exhibit 10.66

KINDER MORGAN, INC.

CLASS B SHARE TRUST

RABBI TRUST AGREEMENT

 (a)                               This Agreement is made this        day of                            2011, by and between Kinder Morgan, Inc., a Delaware corporation (the “Company”) and U.S. Bank National Association, a national banking association organized under the laws of the United States with offices in Minneapolis, Minnesota (the “Trustee”);

 (b)                              WHEREAS, Company has adopted and maintains the Kinder Morgan, Inc. Class B Share Plan (the “Plan”).

 (c)                               WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

(d)                                 WHEREAS, Company wishes to establish a trust (the “Trust”) and to contribute to the Trust assets that will be held therein, subject to the claims of Company’s creditors in the event of Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

(e)                                  WHEREAS, it is the intention of the parties that this Trust will constitute an unfunded arrangement and will not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

(f)                                    WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds and property to assist it in the meeting of its liabilities under the Plan;

(g)                                 WHEREAS, “Trustee Type” means directed trustee; and

(h)                                 WHEREAS, “1099 Filer” means  [              ].

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust will be comprised, held and disposed of as follows:

SECTION 1.  ESTABLISHMENT OF TRUST

(a)                                  Company hereby deposits with Trustee in trust $1,000, which will become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Agreement.  Notwithstanding any provision herein to the contrary, upon inspection, Trustee may decline to accept real property and other non-cash assets other than Class B Shares and Class P Shares into the Trust.

(b)                                 The Trust hereby established will be irrevocable by Company.

(c)                                  The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, (the “Tax Code”) (more commonly known as a “rabbi trust”) and will be construed accordingly.

(d)                                 The principal of the Trust and any earnings thereon will be held separate and apart from other funds of Company and will be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries will have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.  Any rights created under the Plan and this Agreement will be mere unsecured contractual rights of Plan participants and their beneficiaries against Company.  Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e)                                  Company, in its sole discretion, shall, in accordance with the terms of the Plan, at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Agreement.  Within      days prior to such payments becoming due, Company shall make additional contributions equal to the amount of any expenses, fees, costs, and other charges incurred by the Trustee or payable by the Trustee on account of providing services hereunder in accordance with Section 9 hereof.

(f)                                    Notwithstanding anything herein to the contrary, Company hereby represents that it will not contribute assets to the Trust that are located outside of the United States or cause Trust assets to be transferred outside of the United States.  Furthermore, Company hereby represents that it will not contribute to the Trust (i) in connection with a change in Company’s financial health; (ii) when Company’s tax-qualified defined benefit plan, if any, is in at-risk status; (iii) when Company is a debtor in a case under the United States Bankruptcy Code (the “Bankruptcy Code”) or similar state law; or (iv) six (6) months before or after the date Company’s tax-qualified defined benefit plan, if any, terminates while insufficient for benefit liabilities.  Company also represents that it will give Trustee prompt written notice should the preceding conditions (i) through (iv) preclude the operation of an Agreement provision that would otherwise cause the Trust to continue to be irrevocable.

(g)                                 Trustee will be subject to the direction of Company as set forth herein.  To the extent Company delegates any of its rights or duties under this Agreement to a third party, Company will remain liable under this Agreement as if Company had exercised such rights or performed such duties directly.

SECTION 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

(a)                                  Company is the administrator of the Plan.  Company will deliver to Trustee a schedule (the “Payment Schedule”) that shows:

(1)                                  Amounts payable from the Trust (gross of all taxes to be paid with Trust assets) in respect of each Plan participant (and his or her beneficiaries);

(2)                                  Each payee’s status as current or former employee (or Permitted Transferree, as defined in the Shareholders Agreement) or beneficiary;

(3)                                  The amount, type, and taxing authority for each tax to be paid with Trust assets in respect of each Plan participant (and his or her beneficiaries) (the total dollar amount thereof, the “Tax Reserve”);

(4)                                  Amounts payable from the Trust (net of all taxes to be paid with Trust assets) in respect of each Plan participant (and his or her beneficiaries) (“Net Benefit Payments”)

(5)                                  Form in which Net Benefit Payments are to be paid (as provided for or available under the Plan), and;

(6)                                  Time of commencement for Net Benefit Payments.

(b)                                 Except as otherwise provided herein, Trustee will make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule.  Company will perform any tax calculations, withholding, disclosing, reporting, and remitting of any federal, state, or local taxes that may be required to be calculated, withheld, disclosed, reported, and remitted with respect to the payment of

Plan benefits.  Trustee will have no responsibility for such tax calculations, withholding, disclosing, reporting, and remitting, except that:

(1)                                  Trustee will make Net Benefit Payments; and

(2)                                  The following provision applies if and only if the 1099 Filer is Company.  Company may direct Trustee to distribute the Tax Reserve to Company to reimburse Company for remittances paid by Company to the appropriate taxing authorities.

(2)                                  The following provision applies if and only if the 1099 Filer is Trustee.  With respect to payees that are beneficiaries, Trustee will (i) file a Form 1099-MISC or 1099-R, as the case may be, with the Internal Revenue Service (“IRS”) (and any comparable information return with any state or local taxing authority shown for the payee on the Payment Schedule); (ii) remit the portion of the Tax Reserve that relates to such returns to the appropriate taxing authorities; and (iii) furnish the payee with a statement containing the information furnished to the IRS, provided Company has given Trustee all the information that Trustee requires in order to carry out those duties.  With respect to payees that are current or former employees, Company may direct Trustee to distribute their portion of the Tax Reserve to Company to reimburse Company for remittances paid by Company to the appropriate taxing authorities.

(c)                                  The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan will be determined by Company or such party (other than Trustee) as it will designate under the Plan, and any claim for such benefits will be considered and reviewed under the procedures set out in the Plan.

(d)                                 Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan and the Company may seek reimbursement from the Trustee for such payments.  Company will notify Trustee of Company’s decision to make payment of benefits directly prior to the time amounts would otherwise be payable to participants or their beneficiaries under the Payment Schedule.  In such notice, Company will specify the extent to which Trustee should deviate from the Payment Schedule.

SECTION 3.  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

(a)                                  Trustee will cease payment of benefits to Plan participants and their beneficiaries if Company is Insolvent. Company will be considered “Insolvent” for purposes of this Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the Bankruptcy Code.

(b)                                 At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust will be subject to claims of general creditors of Company under federal and state law as set forth below.

(1)                                  The Board of Directors and the Chief Executive Officer of Company will have the duty to inform Trustee in writing of Company’s Insolvency.  If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee will determine whether Company is Insolvent and, pending such determination, Trustee will discontinue payment of benefits to Plan participants or their beneficiaries.

(2)                                  Unless Trustee has actual knowledge of Company’s Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee will have no duty to inquire whether Company is Insolvent.  Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

(3)                                  If at any time Trustee has determined that Company is Insolvent, Trustee will discontinue payments to Plan participants or their beneficiaries and will hold the assets of the Trust for the benefit of Company’s general creditors.  Nothing in this Agreement will in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(4)                                  Trustee will resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c)                                  Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance will include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.  Trustee may assume Company has made no such payments unless Company has notified Trustee to the contrary.

SECTION 4.  PAYMENTS TO COMPANY.

Except as provided in Section 3 hereof and except for reimbursement of tax remittances as set forth in Section 2 hereof, Company will have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits has been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 5.  INVESTMENT AUTHORITY.

(a)                                  Company may appoint a third-party investment manager or managers to manage (including the power to acquire and dispose of) any part or all of the Trust assets (an “Outside Manager”).  Company hereby represents that any Outside Manager (i) has the power to manage, acquire, or dispose of any asset of a plan; (ii) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or is a bank as defined in that act or is an insurance company qualified to manage, acquire, or dispose of any asset of a plan under the laws of more than one state; and (iii) has acknowledged in writing that it is a fiduciary with respect to the Plan.  Customer will notify Trustee of such appointment by identifying the Outside Manager and by providing a fully-executed copy of the governing investment management agreement.  Trustee may assume that any such appointment is a delegation of Company’s authority hereunder to manage all of the Trust assets, except to the extent that such notice expressly limits the Outside Manager’s authority to a particular part of the Trust assets.  Company will monitor the performance of any Outside Manager.  Company may remove any Outside Manager and may appoint a successor from time to time to any Outside Manager who resigns, is removed, or otherwise ceases to serve hereunder.  Upon termination of an Outside Manager, the Outside Manager’s investment authority hereunder will revert to Company.  In any event, Trustee will invest Trust assets (including exercising voting rights with respect thereto and entering into securities lending transactions therewith) and dispose of Trust assets, without distinction between principal and income, only as directed by Company or Outside Manager.  Such directing party or parties will have complete discretion with respect to the investment of Trust assets.  Trustee will not invest or dispose of Trust assets without the direction of such a directing party.  A Plan participant will have no right to direct Trustee as to the investment of Trust assets; if the Plan permits participant involvement in the investment process, Company could presumably take such involvement into account, but any resulting direction to Trustee will be deemed to be the direction of Company (and not the direction of the participant) for purposes of this Agreement.  To the extent that neither Company nor an Outside Manager has directed Trustee as to the investment of any portion of Trust assets before they are contributed to the Trust, Exhibit A (Rabbi Trust Fee Disclosure and Authorization) hereto designates a default investment fund which will be utilized as described therein.  Company acknowledges that Trustee will not have “some investment discretion” within the meaning of Revenue Procedure 92-64.

(b)                                 Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company pursuant to the terms of the Class B Share Plan.  All rights associated with assets of the Trust will be exercised by Trustee or the person designated by Trustee, and will in no event be exercisable by or rest with Plan participants.  Company will have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.  This right is exercisable by Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(c)                                  [Permissible investments under this Agreement include any securities or property in which an individual could invest his own funds, without limitation by any statute, rule of law, or regulation of any governmental body prescribing or limiting the investment of trust assets by corporate or individual trustees, in or to certain kinds, types, or classes of investments or prescribing or limiting the portion of a trust which may be invested in any one property or kind, type, or class of investment, including but not limited to any investment which is administered, advised, custodied, held, issued, offered, sponsored, supported by the credit of, underwritten, or otherwise serviced by Trustee or any of Trustee’s affiliates.  Specifically and without limiting the generality of the foregoing, such permissible investments include real or personal property; preferred or common stocks of any kind or class of any corporation, including but not limited to investment and small business investment companies of all types; voting trust certificates; interests in investment trusts; shares of registered investment companies (whether open-end or closed-end); interests in any limited or general partnership or other business enterprise, however organized and for whatever purpose; interests in common or collective funds maintained by a bank or similar institution (in which case the relevant fund instruments will constitute part of this Agreement); bonds, notes, obligations, securities, and debentures, secured or unsecured; mortgages, leases, or other interests in real or personal property; interests in mineral, gas, oil, or timber properties or other wasting assets; call options; put options; commodity or financial futures contracts; deposits of bank or similar financial institution (such as a deposit account or a certificate of deposit); conditional sales contracts; and insurance contracts and policies. Notwithstanding any provision herein to the contrary, Trustee will pass through to Company voting rights with respect to a Trust asset that is a security of Trustee or an affiliate of Trustee.]

(d)                                 Trustee may hold cash awaiting investment and pending distribution to participants or other proper recipients or for other reasonable purposes un-invested in an interest-bearing or non-interest bearing deposit account offered by Trustee or another financial institution, even though Trustee or the other financial institution receives and retains float therefrom.

SECTION 6.  DISPOSITION OF INCOME.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, will be accumulated and reinvested, except to the extent income is awarded to a Plan participant.

SECTION 7.  ACCOUNTING BY TRUSTEE.

(a)                                  Trustee will keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as will be agreed upon in writing between Company and Trustee.

(b)                                 Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee will deliver to Company, to each Outside Manager, and to anyone else Company designates for this purpose a written account of the Trustee’s administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by the Trustee, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation as the case may be.  For any asset not in the control of Trustee, Trustee has the right to exclude the asset from such written accounts, include the asset in such written accounts with or without a notation about control, require Company to enter into a separate written agreement clarifying rights and duties regarding the asset, or take other steps Trustee deems appropriate, and Company hereby acknowledges that the inclusion of the asset in any such written account does not impose or suggest any duties for Trustee with respect to the asset.

(c)                                  The written accounts described above (including their timing and form) will serve as the sole written notification of any securities transactions effected by Trustee for the Trust.  Even so, Company has the right to demand that Trustee provide written notification of such transactions pursuant to 12 Code of Federal Regulations Sections 12.4(a) or (b) at no additional cost to Company.

(d)                                 For purposes of reporting the value of an asset on the written accounts described above, Trustee will rely upon fair market value as stated in sources Trustee deems reliable.  Where such fair market value is unavailable, Company will direct Trustee as to the value of an asset, provided the Trust did not acquire the asset through Trustee’s exercise of investment authority.  A valuation made by Trustee in good faith will be binding and conclusive upon all persons interested, or becoming interested, in the Plan or the Trust.  Company hereby acknowledges that the reporting of values on a written account is neither (i) a recommendation as to the advisability of buying, holding, or selling any asset nor (ii) a substitute for investigation by a Trust investment fiduciary of an asset’s value in connection with a decision to buy, hold, or sell (or for such investment fiduciary’s obtaining and ensuring the reliability of a third-party appraisal with respect to such a decision).

(e)                                  Company will be responsible for reviewing the written accounts described above.  Trustee will be released from liability with respect to the propriety of Trustee’s acts or omissions reflected therein, except to the extent (i) Company objects within ninety (90) days after delivery of the written account or (ii) such acts or omissions could not be discovered through reasonable examination of the written account.

SECTION 8.  RESPONSIBILITY OF TRUSTEE.

(a)                                  Trustee will act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee will incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company.  In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)                                 Company will indemnify and release Trustee and its directors, officers, and employees (each, an “Indemnified Person”) and hold each Indemnified Person harmless from and against, and an Indemnified Person will incur no liability to any person for, any claims, costs, damages, expenses (including legal and other professional fees), fines, interest, liabilities, losses, penalties, and taxes that may be imposed on, incurred by, or asserted against an Indemnified Person by reason of the Indemnified Person’s action or omission in connection with the Trust, this Agreement, or the Plan (including, but not limited to, an action or omission that is consistent with directions provided under this Agreement), except to the extent a court of competent jurisdiction has made a final judgment that such action or omission was willful misconduct, gross negligence, or a violation of applicable fiduciary law.  The foregoing provisions will survive the Indemnified Person’s termination as such and the termination of this Agreement.

(c)                                  Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties and obligations hereunder.

(d)                                 Trustee may hire or engage in transactions with accountants, actuaries, administrators, agents, appraisers, attorneys, auditors, banks, brokers, consultants, custodians, depositories, financial consultants, insurance brokers, investment advisors, investment managers, lenders, securities brokers, or other service providers to assist it in exercising any of its rights or performing any of its duties hereunder, including any of the foregoing that is affiliated with Trustee, provided such engagement is authorized by law and is based upon reasonable terms, and to rely upon any advice, opinions, records, statements, or other information provided by such service providers.

(e)                                  Trustee will have, without exclusion, all powers conferred on Trustees by applicable law, which powers are incorporated herein by reference as though set forth verbatim herein, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee will have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f)                                    However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g)                                 Trustee may register any security in Trustee’s own name, in the name of Trustee’s nominee, or in the name of any custodian of the asset, with or without the addition of words indicating that such security is held in a fiduciary capacity, and Trustee may hold any security in bearer form.

(h)                                 Notwithstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee will not have any power that could result in the trust being classified as a business entity such as corporation or partnership, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Tax Code.

(i)                                     Trustee will have no duty to:

(i)                                     prescribe or maintain a plan document or forms (including forms for electing participation, distribution, withdrawal and for providing notices to participants and beneficiaries);

(ii)                                  request or obtain a ruling or other guidance from the Internal Revenue Service or from any other governmental authority as to (or to otherwise determine or monitor) the tax consequences of the form and operation of the Plan, Plan document, Trust or this Agreement, including but not limited to whether the arrangement merits the favorable treatment afforded to safe harbor rabbi trusts under Revenue Procedure 92-64; whether the Plan complies in form or operation with Tax Code Section 409A; and, if the Plan is a 457(f) plan, whether and when rights to payments under the Plan or from the trust are subject to a substantial risk of forfeiture and the treatment under Tax Code Section 72 of any amount made available under the Plan;

(iii)                               construe the terms of the Plan, determine eligibility for Plan benefits (including eligibility for participation, vesting, and distribution, as well as the timing, amount, and form thereof, if any), resolve benefit claims or claim appeals, maintain participant-level records, or perform any functions of a plan administrator, regardless of whether a Change of Control of Company has occurred;

(iv)                              determine, monitor, or collect Plan contributions or otherwise determine whether the Trust is adequately funded;

(v)                                 determine, conduct a review of, make recommendations with respect to, or otherwise question: any investment policy and guidelines developed by Company; the classes of permissible investments under this Agreement; buying, holding, or selling Trust assets over which anyone other than Trustee has investment authority; and compliance with the investment policy or guidelines with respect to any Trust assets over which anyone other than Trustee has investment authority;

(vi)                              give notices or make filings required by applicable law regarding the Trust or regarding any plan funded by the Trust, including calculating, withholding, disclosing, reporting, or remitting to the appropriate taxing authorities, Company, Plan participants, or Plan beneficiaries any federal, state, or local taxes that may be required to be calculated, withheld, disclosed, reported, or remitted with respect to the administration of the Plan (such as paying Plan benefits) or the Trust, except as required by law to be performed only be a rabbi trustee or as otherwise expressly provided under this Agreement;

(vii)                           inquire as to whether the Plan administrator has filed a timely top-hat exemption letter under applicable U.S. Department of Labor Regulations or has otherwise satisfied the reporting and disclosure obligations of ERISA;

(viii)                        question the prudence of directions provided to Trustee under this Agreement;

(ix)                                monitor service providers hired by Company, including any Outside Manager;

(x)                                   maintain or defend any legal proceeding in the absence of indemnification, to Trustee’s satisfaction, against all expenses and liabilities which it may sustain or anticipate by reason thereof; or

(xi)                                make a distribution to the extent that Trust assets, when reduced by taxes applicable to the distribution, when further reduced by expenses payable by the Trust, are less than the amount of the distribution.

SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

Trustee will be entitled to receive compensation for providing services hereunder.  A schedule of that compensation is attached as Exhibit A (Rabbi Trust Fee Disclosure and Authorization) hereto.  Trustee will also be entitled to receive reimbursement for reasonable expenses, fees, costs, and other charges incurred by it or payable by it on account of providing services hereunder (including, but not by way of limitation, amounts payable to service providers hired hereunder by Trustee), and the same will not be offset from Trustee’s compensation unless required by applicable law.  The foregoing will be charged against the Trust or against investments held therein, as the case may be.  But, if Company has directed Trustee to invoice Company for Trust-level charges, Trust-level charges may be charged against the Trust if Company has not paid them directly to the Trustee within thirty (30) days after delivery of the invoice.

SECTION 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

(a)                                  Trustee may resign at any time by written notice to Company, which will be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

(b)                                 Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

(c)                                  Upon a Change of Control, as defined herein, Trustee may not be removed by Company for 12 months.

(d)                                 Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets will subsequently be transferred to the successor Trustee.  The transfer will be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(e)                                  If Trustee resigns or is removed, a successor will be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal.  If Company has not provided Trustee with a successor’s written acceptance of trusteeship with respect to the Trust on or by such effective date, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding will be allowed as administrative expenses of the Trust.

SECTION 11.  APPOINTMENT OF SUCCESSOR.

(a)                                  If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal.  The appointment will be effective when accepted in writing by the new Trustee, who will have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets.  The former Trustee will execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(b)                                 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof.  The successor Trustee will not be responsible for and Company will indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 12.  AMENDMENT OR TERMINATION.

(a)                                  This Agreement may be amended by a written instrument executed by Trustee and Company.  Notwithstanding the foregoing, no such amendment will conflict with the terms of the Plan or will make the Trust revocable.

(b)                                 The Trust will not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan.

(c)                              Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made.  All assets in the Trust at termination (after payment of any outstanding charges hereunder) will be returned to Company.

SECTION 13.  MISCELLANEOUS.

(a)                                  Any provision of this Agreement prohibited by law will be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)                                 Benefits payable to Plan participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)                                  This Agreement will be governed by and construed in accordance with the laws of Minnesota without regard to conflicts of laws, except where pre-empted by federal law.  Each party to this

Agreement hereby consents to the exercise of personal jurisdiction of any court located in such state for purposes of resolving controversies hereunder.

(d)                             For purposes of this Trust, Change of Control will have the meaning set forth in the Plan document.  The Board of Directors and the Chief Executive Officer of Company will have the duty to inform Trustee in writing of a Change of Control of Company.  Trustee will have no duty to inquire whether such a Change of Control has occurred.

(e)                                  Any direction or other communication provided for in this Agreement will be given in writing and, unless the recipient has timely delivered a superseding address hereunder, addressed as indicated below.  Trustee will not be charged with knowledge of an emailed direction to Trustee’s detriment if the email cannot be shown to have been sent to Trustee return-receipt requested.

If to Trustee:

U.S. Bank National Association

c/o [NAME OF RELATIONSHIP MANAGER], Vice President and Relationship Manager

[U.S. MAIL ADDRESS]

[PHONE NUMBER]

[EMAIL ADDRESS]

If to Company:

Kinder Morgan, Inc.

c/o Mr. James Street

500 Dallas Street, Suite 1000

Houston, TX 77002

(713) 369-9000

(f)                                    Company represents that (i) it has delivered the Plan document as in effect on the date first written above to Trustee and will provide Trustee with any subsequent amendments thereto and (ii) the Plan document is not, and will not be, inconsistent with this Agreement.  Where there is any inconsistency between this Agreement and the Plan, this Agreement will prevail as to the rights and duties of Trustee.

(g)                                 This Agreement will bind, and inure to the benefit of, Company, Trustee, and their respective successors and assigns.

(h)                                 This Agreement will not be deemed to create in any third party any rights or responsibilities with respect to the parties.

(i)                                     Company will identify each Company employee who is authorized to act on Company’s behalf hereunder, by giving Trustee (i) a certificate of incumbency signed by Company’s corporate secretary indicating which Company offices have such authority and naming the employees holding those offices; and (ii) the specimen signature of such employees.  Company will also identify each employee of a third-party agent who is authorized to act on customer’s behalf hereunder, by giving Trustee an authorization letter setting forth the name of such agent and the names and specimen signatures of such employees.  Trustee may assume that any person so identified continues to be so authorized, until Company gives Trustee written notice to the contrary.  To the extent that no person is currently so identified to act on behalf of the Company, Trustee may assume that any person who purports to be an authorized agent of Company is in fact so authorized.  In any event, Company hereby represents that any person authorized to act on behalf of Company hereunder was duly appointed pursuant to a procedure specified in the Plan; that such person is appropriately monitored; and that Company will furnish such person with a copy of this Agreement, as amended from time to time, and with a copy of any communications given hereunder to Company, and Company hereby acknowledges that any such person’s actions or omissions are binding hereunder upon Company.

(j)                                     Company may direct Trustee from time to time to charge an expense, or type of expense, against the Trust.  Company hereby directs Trustee to charge the Trust with any fees invoiced to Trustee by any Outside Manager.  Company hereby represents that any expense, or type of expense, so directed to be charged is a permissible Plan expense.

SECTION 14.  EFFECTIVE DATE.

The effective date of this Agreement will be the date first written above.

IN WITNESS WHEREOF, an authorized officer of each party hereby executes this Agreement on the date first written above.

U.S. BANK NATIONAL ASSOCIATION

By:

Title:	Vice President and Relationship Manager

KINDER MORGAN, INC.

By:

Title:

RABBI TRUST AGREEMENT

EXHIBIT A

Rabbi Trust Fee Disclosure and Authorization

RABBI TRUST AGREEMENT

EXHIBIT B

Shareholder Communications Act Election

Under the Shareholder Communications Act of 1985, as amended, Trustee must try to permit direct communications between a company that issues a security held in the Trust (the “Securities-Issuer”) and any person who has or shares the power to vote, or the power to direct the voting of, that security (the “Voter”).  Unless the Voter registers its objection with Trustee, Trustee must disclose the Voter’s name, address, and securities positions held in the Trust to the Securities-Issuer upon the Securities-Issuer’s request (“Disclosure”).  With that in mind, the entity named below hereby (i) represents that it is the Voter and (ii) mindful that failing to check one and only line below will cause the Voter to be deemed to have consented to Disclosure, registers its

☐                  consent to Disclosure.

☐                  objection to Disclosure.

An authorized officer of the Voter hereby executes this form.

[DRAFTING NOTE:  ENTER THE NAME OF THE ENTITY THAT IS THE VOTER.]

By:

Its:

Dated: